Exhibit 23.02
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2017, in Amendment No. 3 to the Registration Statement (Form S‑1 No. 333-217071) and related Prospectus of Cloudera, Inc. for the registration of shares of its common stock.
/s/ ERNST & YOUNG LLP
Redwood City, California
April 14, 2017